UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2019

Ominto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37639	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 362-2393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2019, the Board of Directors (the “Board”) of Ominto, Inc., a Nevada corporation (the “Company”) accepted the resignation of Jim Spielman as the Chief Financial Officer of the Company, and on February 20, 2019, the Board announced the appointment of Sarwar Uddin to serve as Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Uddin spent two years as Corporate Controller at Twinlab Consolidated Corporation, publicly traded health and wellness product manufacturing company, where he was responsible for financial reporting, cost accounting, treasury, SEC reporting, tax and SOX compliance. Prior to joining Twinlab in 2017, Mr. Uddin spent two years as Vice President of Finance and Corporate Controller Excelium Holdings LLC, a management consulting and business accelerator, where he provided leadership on all financial matters including treasury/cash management, financial reporting, strategic planning, budgeting & analysis, compliance, and financial systems. Prior to joining Excelium, from 2014 to 2015, Mr. Uddin spent one year as Interim Chief Financial Officer of DCR Workforce, contingent workforce management and services procurement solutions provider, and from 2013 to 2014, he spent one year as Interim Chief Financial Officer of Morrison, Brown, Argiz & Farra, LLC, an accounting and advisory firm. Earlier in his career, Mr. Uddin gained global experience during his tenure with Devcon International Corp. and Venali, Inc. as well as a variety of strategic, operational and financial disciplines working with start-ups, turnaround situations and Fortune 500 companies. He has a long history of managing vendor relationships and negotiating favorable terms with creditors and contracts that have direct and immediate bottom line impact. His experience includes some high-profile organizations, namely, Tribune Media Company, The Hertz Corporation, and the Florida Marlins Baseball Club. He earned a BS in Business Administration and an MBA in Finance from Florida International University and a Master of Accounting from Florida Atlantic University. He is a Certified Public Accountant in the State of Florida and State of Delaware. In 2010, Mr. Uddin was a finalist for CFO of the Year by the South Florida Business Journal.

Mr. Uddin will be paid a base salary of $250,000 per annum, which may be increased by up to $100,000 upon the satisfaction of certain milestones. Additionally, he will be eligible to receive a discretionary bonus of up to 30% of his base salary upon the achievement of certain milestones. The Company will also grant Mr. Uddin options to purchase a total of 600,000 shares of the Company’s common stock under the Company’s 2017 Omnibus Equity Compensation Plan, which shall vest over 3 years. Other than the foregoing, there are no arrangements or understandings between Mr. Uddin and any person pursuant to which Mr. Uddin was appointed to serve as Chief Financial Officer, and there are no actual or proposed transactions between Mr. Uddin or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Financial Officer.

Mr. Uddin does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Item 8.01	Other Events.

On February 20, 2019 the Company issued a press release announcing the appointment of Mr. Uddin, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.
Date: February 20, 2019
	By:	/s/ Michael Hansen
Name: Michael Hansen
Title: Chief Executive Officer

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